UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2010

Commission File Number: 000-53311

Jayhawk Energy, Inc.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	20-0990109 (I.R.S. Employer Identification No.)

6240 E. Seltice Way, Suite C, Post Falls, Idaho, 83854

(Address of principal executive offices) (Zip Code)

208-667-1328

 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Material Definitive Agreements and Item 2.03 Creation of a Direct Financial Obligation

On December 9, 2009 the Registrant (the “Company” or “JayHawk”) entered into a Securities Purchase Agreement wherein the Company agreed to sell and the investors agreed to purchase up to $1.5 million of Convertible Debentures.  The aggregate $1.5 million was to be invested in stages.  The Company filed a Form 8-K December 14, 2009, regarding the first tranche of investments and another Form 8-K on December 31, 2009, regarding the second tranche of investments.  On April 19, 2010, the Company and the investors entered into an amendment to the Securities Purchase Agreement (the “Amendment”) whereby the investors and the Company agreed to combine the third and fourth tranches into one final tranche and the investors agreed to waive certain conditions to closing the third tranche.  Proceeds from the third tranche will, when funded, total $600,000.  Upon the closing and funding of the third tranche the amount invested pursuant to this will total $1,500,000.00 and will conclude the funding of this Offering.  The Convertible Debentures provide for interest to be paid quarterly, at the rate of ten percent (10%) per annum, and are due two years from the date of the initial closing (the “Securities Purchase Agreement,” “Debentures” and “Warrants” collectively constitute the “Offering”).

The Debentures are convertible at any time after the original issue date into a number of shares of the registrant’s common stock, determined by dividing the amount to be converted by a conversion price of $0.30 per share.  In addition to the Debentures the investors were issued common share purchase warrants, each having a term of 42 months, expiring October of 2013, and giving the investors the right to purchase JayHawk’s common shares at an exercise price of $0.45 per share.

The proceeds received from this third tranche of the Offering may be used as general working capital.  It is the Company’s intent to dedicate these funds to continue its multiwell development program on its Crosby, North Dakota Madison Formation oil pool.

Item 9.01 Financial Statements and Exhibits.

The following Exhibits are incorporated herein by reference from the Registrant's Form 8-K filed with the Securities and Exchange Commission on December 14, 2009.  Such exhibits are incorporated herein by reference pursuant to Rule 12b-32:

Exhibits

99.01

Securities Purchase Agreement

99.02  10% Senior Secured Convertible Debenture

99.03  Common Share Purchase Warrant

The following Exhibit is included herewith.

99.04  Amendment to the Securities Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JayHawk Energy, Inc.

Date: April 20, 2010	By:	/s/ Lindsay Gorrill
Name: Lindsay Gorrill Title: CEO